Exhibit 10.1

Ucommune International Ltd

2020 SHARE INCENTIVE PLAN

(Amended and Restated Effective May 6, 2021;
Second Amended and Restated Effective August 19, 2022;

Third Amended and Restated Effective December 31, 2023;

Fourth Amended and Restated Effective February 20, 2024

Fifth Amended and Restated Effective August 7, 2025

Sixth Amended and Restated Effective April 30, 2026

Seventh Amended and Restated Effective June 25, 2026)

Section 1 Purpose.

The purpose of the Ucommune International Ltd 2020 Share Incentive Plan (as amended from time to time, “2020 Plan”) is to enhance the ability of Company to attract and retain exceptionally qualified individuals and to encourage them to acquire a proprietary interest in the growth and performance of the Company.

This 2020 Plan is adopted by the Company in connection with the anticipated consummation of the Business Combination and the assumption by the Company pursuant to the Business Combination of outstanding awards (“Assumed Awards”) previously granted to the Participants under the Ucommune Group Holdings Limited 2019 Share Incentive Plan (“Prior Plan”).

This 2020 Plan is intended to constitute an amendment and restatement and continuation of the Prior Plan, such that from and after the assumption of the Assumed Awards by the Company in the Business Combination, the Assumed Awards shall be deemed granted under and governed by this 2020 Plan, it being understood that the adoption of this 2020 Plan is not intended to modify the terms and conditions of any Assumed Awards. In connection with the Business Combination, the Assumed Awards are being adjusted as required under the terms of the Prior Plan, as set forth in a written notice provided or to be provided to each applicable Participant, and the terms and conditions of such Assumed Awards shall otherwise continue to be as set forth in the applicable Award Agreements covering each of the Assumed Awards.

In addition to the Assumed Awards, from and after the time of the Business Combination, the Company intends to use this 2020 Plan to grant new Awards to eligible Participants from time to time, subject to and in accordance with the terms and conditions described herein.

Section 2. Structure.

Each Award (as defined below) granted by the Company pursuant to the terms of this 2020 Plan, shall be granted to each participant, and the corresponding Shares issuable upon the exercise of such Award (the “Award Shares”) shall be issued to the participants or an entity designated by the participants.

Section 3. Definitions.

As used in this 2020 Plan and any Award Agreement (as defined below), the following terms shall have the meanings set forth below:

(a) “2020 Plan” shall have the meaning set forth in Section 1.

(b) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Administrator.

(c) “Applicable Laws” shall mean all laws, statutes, regulations, ordinances, rules or governmental requirements that are applicable to this 2020 Plan or any Award granted pursuant to this 2020 Plan, including but not limited to applicable laws of the People’s Republic of China (“PRC”), the United States and the Cayman Islands, and the rules and requirements of any applicable securities exchange.

(d) “Assumed Awards” shall have the meaning set forth in Section 1.

(e) “Award” shall mean any Option, award of Restricted Share, Restricted Share Unit or Other Share-Based Award granted under this 2020 Plan.

(f) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under this 2020 Plan. For the avoidance of doubt, award agreements previously entered into with respect to Assumed Awards shall constitute Award Agreements for all purposes hereunder.

(g) “Board” shall mean the board of directors of the Company.

(h) “Business Combination” shall mean the transactions contemplated by that certain Merger Agreement (“Merger Agreement”) dated as of June 29, 2020, by and among the Company, Ucommune Group Holdings Limited, and certain parties thereto, as amended from time to time.

(i) “Committee” shall mean a compensation committee of the Board or another board committee designated by the Board to administer this 2020 Plan.

(j) “Company” shall mean Ucommune International Ltd, a company incorporated under the laws of the Cayman Islands, together with any successor thereto.

(k) “Consultant” means any individual, including an advisor, who is engaged by the Company or an Affiliate to render services and is compensated for such services, and any director of the Company whether or not compensated for such services.

(l) “Discharge” shall mean that the relationship between the Participant and the Company or an Affiliate, whether it is employment or consultancy, is terminated due to economic layoffs or restructuring of the Company or an Affiliate, as the case may be.

(m) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities) the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator.

(n) “Option” shall mean an option granted under Section 7 hereof.

(o) “Other Share-Based Award” shall mean a right granted under Section 9 hereof.

(p) “Participant” shall mean an individual granted an Award under this 2020 Plan.

(q) “Prior Plan” shall have the meaning set forth in Section 1.

(r) “Restricted Share” shall mean any Share granted under Section 8 hereof.

(s) “Restricted Share Unit” shall mean a contractual right granted under Section 8 hereof that is denominated in Shares, each of which represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in this 2020 Plan and the applicable Award Agreement.

(t) “Shares” shall mean Class A Ordinary Shares of the Company, par value US$0.24 per share.

(u) “Share Consolidation” shall mean the share consolidation of 20 ordinary shares with par value of US$0.0001 each in the Company’s issued and unissued share capital into one ordinary share with par value of US$0.002 each of the Company effective on April 21, 2022, the share consolidation of 12 ordinary shares with par value of US$0.002 each in the Company’s issued and unissued share capital into one ordinary share with par value of US$0.024 each of the Company effective on November 29, 2023, and the share consolidation of 10 shares with par value of US$0.024 each in the Company’s issued and unissued share capital into one share with par value of US$0.24 each of the Company effective on April 29, 2026.

(v) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by, or held by the employees of, a company or other entity or business acquired (directly or indirectly) by the Company or with which the Company combines, which shall not include the Assumed Awards.

Section 4. Eligibility.

(a) Employees (each, an “Employee”) and Consultants of the Company or an Affiliate are eligible to participate in this 2020 Plan. An Employee or Consultant who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards.

(b) An individual who has agreed to accept employment by, or to provide services to, the Company or an Affiliate shall be deemed to be eligible for Awards hereunder.

Section 5. Administration.

(a) This 2020 Plan shall be administered by the Administrator formed in accordance with applicable laws and stock exchange rules, unless otherwise determined by the Board. The term “Administrator” shall refer to the Board or the Committee, as applicable. The Administrator may delegate its duties and powers under this 2020 Plan in whole or in part to a person or a board committee designated by it.

(b) Subject to the terms of this 2020 Plan and Applicable Laws, the Administrator shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under this 2020 Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award including, but not limited to, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under this 2020 Plan shall be deferred either automatically or at the election of the holder thereof or of the Administrator; (vii) interpret and administer this 2020 Plan and any instrument or agreement relating to, or Award made under, this 2020 Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this 2020 Plan; (ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; and (x) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of this 2020 Plan.

(c) All decisions of the Administrator shall be final, conclusive and binding upon all persons, including the Company, the shareholders of the Company and the Participants and their beneficiaries.

(d) The Administrator may impose restrictions on any Award with respect to non-competition, confidentiality, lock-up and any other events that it considers to be detrimental to the Company, and impose other restrictive covenants as it deems necessary or appropriate in its sole discretion. In the event that these restrictions are breached, the Administrator may request the Participants to return all benefits made available to them under this 2020 Plan and such Participants shall cease to be entitled to potential benefits intended to be made available to them under this 2020 Plan.

Section 6. Shares Available for Awards.

(a) Subject to adjustment as provided below, the maximum aggregate number of Shares that may be issued pursuant to all Awards shall not exceed 4,607,162 Shares, which consists of (i) 3,607,162 Shares previously authorized and available under the Plan (which number has reflected the Share Consolidation), plus (ii) an additional 1,000,000 Shares authorized to be issued under the Plan. Such maximum aggregate number of Shares includes the Assumed Awards. For the avoidance of doubt, pursuant to the Merger Agreement the number of Shares underlying the Assumed Awards shall be equal to the product of: (i) the number of shares of Ucommune Group Holdings Limited subject to Prior Plan multiplied by (ii) 0.478333.

(b) If, after the effective date of this 2020 Plan, any Shares covered by an Award, or to which such an Award relates, are forfeited, cancelled or if such an Award otherwise terminates without the allotment of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under this 2020 Plan.

(c) In the event that any Option or other Award granted hereunder (other than a Substitute Award) is exercised through the allotment of Shares, or in the event that withholding tax liabilities arising from such Option or Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under this 2020 Plan shall be increased by the number of Shares so surrendered or withheld.

(d) Any Shares allotted pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market.

(e) In the event that the Administrator shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined, in its absolute discretion, by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this 2020 Plan, then the Administrator shall, in such manner as it may deem appropriate, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate limit specified in Section 6(a) hereof, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the grant price, purchase price, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, and (iv) the minimum number of Shares which may be acquired by the holder of an outstanding Award at any one time; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(f) Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under this 2020 Plan.

(g) Except as expressly provided in this 2020 Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in this 2020 Plan or pursuant to action of the Administrator under this 2020 Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to an Award or the grant or exercise price of any Award.

Section 7. Options.

The Administrator is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of this 2020 Plan, as the Administrator shall determine and set forth in the Award Agreement:

(a) The purchase price per Share under an Option shall be determined by the Administrator.

(b) The term of each Option shall be fixed by the Administrator.

(c) The Administrator shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

Section 8. Restricted Shares and Restricted Share Units.

(a) The Administrator is hereby authorized to grant Awards of Restricted Shares and Restricted Share Units to Participants.

(b) Restricted Shares and Restricted Share Units shall be subject to such restrictions as the Administrator may impose (including, without limitation, any limitation on the right to vote a Restricted Share or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Administrator may deem appropriate.

(c) Any Restricted Share granted under this 2020 Plan may be evidenced in such manner as the Administrator may deem appropriate including, without limitation, book-entry registration or issuance of a share certificate or certificates, creation of a new class of shares or amendment of the Memorandum and/or Articles of Association of the Company. In the event any share certificate is issued in respect of Restricted Shares granted under this 2020 Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Share.

Section 9. Other Share-Based Awards.

The Administrator is hereby authorized to grant to Participants such other Awards (including, without limitation, share appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Administrator to be consistent with the purposes of this 2020 Plan. Subject to the terms of this 2020 Plan, the Administrator shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 9 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Administrator shall determine.

Section 10. General Provisions Applicable to Awards.

(a) All Awards shall be evidenced by an Award Agreement between the Company and each Participant.

(b) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by Applicable Laws.

(c) Awards may, in the discretion of the Administrator, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(d) Subject to the terms of this 2020 Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Administrator shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Administrator. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(e) Unless the Board or the Administrator shall otherwise determine, no Award and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Administrator or the Board, a Participant may, in the manner established by the Administrator, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under Applicable Laws and the applicable Award Agreement, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, charged, mortgaged, alienated, attached, or otherwise encumbered, and any purported pledge, charge, mortgage, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms hereof and of the applicable Award Agreement.

(f) All certificates for Shares or other securities delivered under this 2020 Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under this 2020 Plan or the rules, regulations, and other requirements of the United States Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any Applicable Laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) No Shares shall be allotted under the 2020 Plan to any Participant until such Participant has made arrangements acceptable to the Administrator for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or any of its subsidiaries shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or its subsidiaries, an amount sufficient to satisfy all applicable taxes (including the Participant’s payroll tax obligations) required or permitted by Applicable Laws to be withheld with respect to any taxable event concerning a Participant arising as a result of the 2020 Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sum required to be withheld. Notwithstanding any other provision of the 2020 Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy any income and payroll tax liabilities applicable to the Participant with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Administrator, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for the applicable income and payroll tax purposes that are applicable to such supplemental taxable income.

Section 11. Amendment and Termination.

(a) Except to the extent prohibited by Applicable Laws and unless otherwise expressly provided in an Award Agreement or in this 2020 Plan, the Administrator may amend, alter, suspend, discontinue or terminate this 2020 Plan, or any Award Agreement hereunder or any portion hereof or thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval with such legally mandated threshold for a resolution of the shareholders of the Company, if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Administrator deems it necessary or desirable to qualify or comply, unless the Company decides to follow home country practice in lieu of shareholder approval as permissible under the applicable stock exchange rules, and (ii) with respect to any Award Agreement, the consent of the affected Participant, if such action would materially and adversely affect the rights of such Participant under any outstanding Award.

(b) The Administrator may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that no such action shall materially and adversely affect the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under this 2020 Plan; and provided further that, except as provided in Section 6(e) hereof, no such action shall reduce the exercise price of any Option established at the time of grant thereof.

(c) The Administrator shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 6(e) hereof affecting the Company, or the financial statements of the Company, or of changes in Applicable Laws or accounting principles); whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this 2020 Plan.

(d) Any provision of this 2020 Plan or any Award Agreement to the contrary notwithstanding, with the affected Participant’s consent, the Administrator may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award as of the time of the cancellation.

(e) The Administrator may correct any defect, supply any omission, or reconcile any inconsistency in this 2020 Plan or any Award in the manner and to the extent it shall deem desirable to carry this 2020 Plan into effect.

Section 12. Withholding Taxes.  The exercise of each Award granted under this 2020 Plan shall be subject to the condition that, if at any time, the Administrator shall determine that the satisfaction of withholding tax is necessary or desirable in respect of such exercise, such exercise shall not be effective unless such withholding has been effected to the satisfaction of the Administrator. In such circumstances, the Administrator may require the exercising Participant to pay to the Company, in addition to and in the same manner as the exercise price for the Award Shares, such amount as the Company or any Affiliate is obliged to remit to the relevant taxing authority in respect of the exercise of the Awards. Alternatively, the Administrator may direct the Company or an Affiliate thereof to withhold the appropriate amount of tax from the applicable Participant’s salary in connection with a requested exercise.  Any such additional payment shall be due no later than the date as of which any amount with respect to the Award exercised first becomes includable in the gross income of the exercising Participant for tax purposes.

Section 13. Miscellaneous.

(a) No employee, independent contractor, Participant or other person shall have any claim to be granted any Award under this 2020 Plan, and there is no obligation for uniformity of treatment of employees, independent contractors, Participants, or holders or beneficiaries of Awards under this 2020 Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Nothing contained in this 2020 Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(c) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment or terminate the services of an independent contractor, free from any liability, or any claim under this 2020 Plan, unless otherwise expressly provided in this 2020 Plan or in any Award Agreement or in any other agreement binding upon the parties.

(d) If any provision of this 2020 Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify this 2020 Plan or any Award under any Applicable Laws, such provision shall (to the fullest extent permitted by Applicable Laws) be construed or deemed amended to conform to Applicable Laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this 2020 Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of this 2020 Plan and any such Award shall remain in full force and effect.

(e) Awards payable under this 2020 Plan shall be payable in Shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Shares, except as expressly otherwise provided) of the Company or one of its subsidiaries by reason of any award hereunder.

(f) Neither this 2020 Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g) No fractional Shares shall be issued or allotted pursuant to this 2020 Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(h) This 2020 Plan shall be submitted to the competent foreign exchange regulatory authority and tax authority of the PRC for registration if Applicable Laws require, and shall be implemented in accordance with the applicable rules of these authorities with respect to Participants who are PRC residents.

(i) In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Administrator may, in its sole discretion, provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides or is employed. Moreover, the Administrator may approve such supplements to, amendments, restatements or alternative versions of this 2020 Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this 2020 Plan as in effect for any other purpose; provided, however, that no such supplements, restatements or alternative versions shall increase the share limitations contained in Section 6 hereof. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

(j) The Company shall not be obligated to grant any Awards, permit the exercise of any Awards, issue any Award Shares upon the exercise of any Awards, make any payments or take any other action pursuant to this 2020 Plan if, in the opinion of the Administrator, such action would conflict or be inconsistent with any Applicable Law or the Company’s trading policies, and the Administrator reserves the right to refuse to take such action for so long as such conflict or inconsistency or issue remains outstanding.

(k) The Company shall maintain a register of Awards granted to the Participants and Award Shares issued to the Participants or an entity designated by the Participants, including the dates of grant of such Awards and the exercise of such Awards and any other details as the Administrator may deem appropriate.

(l) The 2020 Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the Cayman Islands.

Section 14. Effective Date of 2020 Plan.

The 2020 Plan shall be effective upon the closing the Business Combination with its approval by the Board of the Company (the “Effective Date”).

Section 15. Term of 2020 Plan.

No Award shall be granted under this 2020 Plan after the tenth anniversary of the Effective Date. However, unless otherwise expressly provided in this 2020 Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Administrator to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend this 2020 Plan, shall extend beyond such date.